Exhibit 99.1

GCP Applied Technologies Announces Retirement of Gregory E. Poling

Elizabeth Mora Appointed Independent Chairman

CAMBRIDGE, Mass., December 3, 2019 - GCP Applied Technologies Inc. (NYSE:GCP) (“GCP” or the “Company”), a leading global provider of construction products technologies, today announced that Gregory E. Poling, Executive Chairman of GCP’s Board of Directors (the “Board”), will retire and step down from the Board, effective December 31, 2019, in accordance with the Company’s leadership transition plan. Elizabeth Mora, GCP’s Lead Independent Director, has been elected Independent Chairman of the GCP Board of Directors.

Poling served as Chief Executive Officer of GCP from February 2016, following the Company’s separation from W. R. Grace & Co. (“Grace”) where he began his career in 1977, until July 2019. He assumed the role of Executive Chairman in August 2019 and has since focused on supporting Randy Dearth’s successful transition into the role of Chief Executive Officer of GCP and on GCP’s ongoing evaluation of strategic opportunities.

Mora has served on GCP’s Board of Directors since the Company’s separation from Grace and has been Lead Independent Director since August 2019. She will continue as Chair of the Board’s Nominating and Governance and Corporate Responsibility Committees. During her tenure, Mora has played a key role in advancing the Board’s refreshment efforts, counseling management with respect to the Company’s responsibilities as a global corporate citizen, and helping to ensure the most effective operation of the Board.

“We would like to thank Greg for his contributions and years of service during his long career at GCP and Grace,” said Dearth. “Greg played an instrumental role in GCP’s separation from Grace into a standalone public company and in positioning GCP for long-term success. He leaves behind a legacy of over 40 years of experience, expertise and leadership in the industry. We wish him all the best in his retirement.”

“It has been a privilege to lead GCP for nearly four years as the Company established itself as an independent global leader in innovative specialty construction chemicals and building materials,” said Poling. “We have achieved our objective of a seamless executive leadership transition. With the Company well positioned to execute its strategy and deliver shareholder value, and under the guidance of a talented, seasoned leadership team, I am confident that now is the right time for me to retire. I look forward to seeing GCP grow and succeed well into the future.”

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Investor Relations

Joe DeCristofaro

+1 617.498.2616

investors@gcpat.com